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                                                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 3, 1998 (with respect to the consolidated financial statements, not included herein, of Cendant Membership Services, Inc. and CUC International Inc.), included in the Annual Report (Form 10-K) of Cendant Corporation (formerly "CUC International Inc."), incorporated by reference in the Form S-3 Registration Statement and related Prospectus of Cendant Corporation for the registration of up to $3,000,000,000 of its Securities.

                                                 /s/ Ernst & Young LLP
                                                 ERNST & YOUNG LLP

Stamford, Connecticut
March 31, 1998